UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On March 7, 2017, Ashford Park, LLC (the "Seller"), an indirect, wholly-owned subsidiary of Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), completed the disposition of a fee simple interest in a 408-unit multifamily community in Atlanta, Georgia ("Ashford Park") to FPACP3 Ashford, LLC (the "Purchaser"), an unrelated third party. The aggregate purchase price paid by the Purchaser to Seller was $65.5 million, exclusive of acquisition-related transaction costs. The proceeds from the sale are being held by a 1031 intermediary with the goal being to use the proceeds for a like-kind exchange. Preferred Apartment Communities, Inc. (the "Company") is the general partner of, and as of December 31, 2016, owner of an approximate 96.8% interest in, PAC-OP.

Since the results of operations for Ashford Park exceeded 10% of the average consolidated net income/loss reported by the Company for the trailing five years, most recently ended December 31, 2016, Ashford Park is deemed to be a significant disposition under the income test from Regulation S-X 1-02(w). The Company therefore submits this Current Report on Form 8-K to provide certain financial information related to its disposition of Ashford Park required by Item 9.01(b) of Form 8-K.

Item 9.01    Financial Statements and Exhibits

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Financial Statements	F-1
Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2016	F-2
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2016	F-3
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-4

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared to provide pro forma information with regard to a certain real estate disposition transaction.

The accompanying Unaudited Pro Forma Consolidated Balance Sheet is presented as of December 31, 2016 and the Unaudited Pro Forma Consolidated Statement of Operations of the Company are presented for the year ended December 31, 2016 (the "Pro Forma Period"), and include certain pro forma adjustments to illustrate the estimated effect of the Company's disposition of its Ashford Park multifamily community as described in Note 1.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results as if the transaction reflected herein had occurred on the date or been in effect during the period indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results in the future and should be read in conjunction with the Company's financial statements as filed on Form 10-K for the year ended December 31, 2016.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2016

	PAC REIT Historical (See Note 1)	Disposition of Ashford Park (See Note 1)		PAC REIT Pro Forma
Assets
Real estate
Land	$299,547,501	$(10,600,000)	A	$288,947,501
Building and improvements	1,499,129,649	(24,055,463)	A	1,475,074,186
Tenant improvements	37,806,472	—		37,806,472
Furniture, fixtures, and equipment	126,357,742	(4,230,928)	A	122,126,814
Construction In progress	2,645,634	—		2,645,634
Gross real estate	1,965,486,998	(38,886,391)		1,926,600,607
Less: accumulated depreciation	(103,814,894)	6,758,554	A	(97,056,340)
Net real estate	1,861,672,104	(32,127,837)		1,829,544,267
Real estate loans, net of deferred fee income	201,855,604	—		201,855,604
Real estate loans to related parties, net	130,905,464	—		130,905,464
Total real estate and real estate loans, net	2,194,433,172	(32,127,837)		2,162,305,335

Cash and cash equivalents	12,321,787	30,609,526	B, C	42,931,313
Restricted cash	55,392,984	(725,107)	A	54,667,877
Notes receivable	15,499,699	—		15,499,699
Note receivable and line of credit to related party	22,115,976	—		22,115,976
Accrued interest receivable on real estate loans	21,894,549	—		21,894,549
Acquired intangible assets, net of amortization	79,156,400	—		79,156,400
Deferred loan costs for revolving line of credit	1,768,779	—		1,768,779
Deferred offering costs	2,677,023	—		2,677,023
Tenant receivables and other assets	15,572,233	(270,991)	A	15,301,242

Total assets	$2,420,832,602	$(2,514,409)		$2,418,318,193

Liabilities and equity

Liabilities
Mortgage notes payable, principal amount	$1,327,878,112	$(32,030,575)	A	$1,295,847,537
Less: deferred loan costs, net of amortization	(22,007,641)	245,617	A	(21,762,024)
Mortgage notes payable, net of deferred loan costs	1,305,870,471	(31,784,958)		1,274,085,513
Revolving line of credit	127,500,000	—		127,500,000
Term note payable	11,000,000	—		11,000,000
Less: deferred loan costs, net of amortization	(40,095)	—		(40,095)
Term note payable, net of deferred loan costs	10,959,905	—		10,959,905
Real estate loan participation obligation	20,761,819	—		20,761,819
Accounts payable and accrued expenses	20,814,910	(170,797)	A	20,644,113
Accrued interest payable	3,541,640	(91,846)	A	3,449,794
Dividends and partnership distributions payable	10,159,629	—		10,159,629
Acquired below market lease intangibles	29,774,033	—		29,774,033
Security deposits and other liabilities	6,189,033	(139,801)	A	6,049,232
Total liabilities	1,535,571,440	(32,187,402)		1,503,384,038

Commitments and contingencies

Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share;
3,050,000 shares authorized; 924,855 shares issued and
914,422 shares outstanding	9,144	—		9,144
Common Stock, $0.01 par value per share; 400,066,666 shares
authorized; 26,498,192 shares issued and outstanding	264,982	—		264,982
Additional paid-in capital	906,737,470	—		906,737,470
Accumulated deficit	(23,231,643)	29,672,993	C	6,441,350
Total stockholders' equity	883,779,953	29,672,993		913,452,946
Non-controlling interest	1,481,209	—		1,481,209
Total equity	885,261,162	29,672,993		914,934,155

Total liabilities and equity	$2,420,832,602	$(2,514,409)		$2,418,318,193

The accompanying notes are an integral part of this consolidated pro forma financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2016

	PAC REIT Historical (See Note 1)	Disposition of Ashford Park (See Note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$137,330,774	$(5,622,786)	AA	$131,707,988
Other property revenues	19,302,548	(649,728)	AA	18,652,820
Interest income on loans and notes receivable	28,840,857	—		28,840,857
Interest income from related parties	14,644,736	—		14,644,736
Total revenues	200,118,915	(6,272,514)		193,846,401

Operating expenses:
Property operating and maintenance	19,981,640	(1,019,947)	AA	18,961,693
Property salary and benefits reimbursement to related party	10,398,711	(658,535)	AA	9,740,176
Property management fees	5,980,735	(251,663)	AA	5,729,072
Real estate taxes	21,594,369	(772,144)	AA	20,822,225
General and administrative	4,557,990	(139,139)	AA	4,418,851
Equity compensation to directors and executives	2,524,042	—		2,524,042
Depreciation and amortization	78,139,798	(1,352,859)	AA	76,786,939
Acquisition and pursuit costs	7,607,737	—		7,607,737
Acquisition fees to related parties	939,806	—		939,806
Asset management fees to related party	13,637,458	—		13,637,458
Insurance, professional fees and other expenses	6,172,972	(116,135)	AA	6,056,837
Total operating expenses	171,535,258	(4,310,422)		167,224,836
Contingent asset management and general
and administrative expense fees	(1,585,567)	—		(1,585,567)

Net operating expenses	169,949,691	(4,310,422)		165,639,269

Operating income	30,169,224	(1,962,092)		28,207,132
Interest expense	44,284,144	(1,167,376)	AA	43,116,768

Net loss before gain on real estate	(14,114,920)	(794,716)		(14,909,636)
Gain on sale of real estate	4,271,506	—		4,271,506

Net loss	(9,843,414)	(794,716)		(10,638,130)

Consolidated net loss attributable to
non-controlling interests	310,291	26,226	BB	336,517

Net loss attributable to the Company	(9,533,123)	(768,490)		(10,301,613)

Dividends declared to Series A preferred stockholders	(41,080,645)	—		(41,080,645)
Earnings attributable to unvested restricted stock	(15,843)	—		(15,843)

Net loss attributable to common stockholders	$(50,629,611)	$(768,490)		$(51,398,101)

Net loss per share of Common Stock available to
common stockholders, basic and diluted	$(2.11)			$(2.14)

Weighted average number of shares of Common Stock
outstanding, basic and diluted	23,969,494			23,969,494

The accompanying notes are an integral part of this consolidated pro forma financial statement.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

1.    Basis of Presentation

On March 7, 2017, Preferred Apartment Communities, Inc., or the Company, closed on the sale of its 408-unit multifamily community in Atlanta, GA, or Ashford Park, to an unrelated third party for a purchase price of $65.5 million, exclusive of closing costs.

The Unaudited Pro Forma Consolidated Balance Sheet includes three columns.  The first column labeled "PAC REIT Historical" represents the actual financial position of the Company as of December 31, 2016.  The second column, entitled "Disposition of Ashford Park" represents the pro forma adjustments required in order to reflect the balance sheet impact of the removal of the disposed assets as if the transaction had occurred on December 31, 2016, as described in note 2. The third column, entitled "PAC REIT Pro Forma" presents the pro forma condensed consolidated balance sheet of the Company as of December 31, 2016, excluding Ashford Park.

The Unaudited Pro Forma Consolidated Statement of Operations includes three columns. The first column labeled "PAC REIT Historical" represents the actual results of operations for the year ended December 31, 2016. The second column, entitled "Disposition of Ashford Park" represents the adjustments to remove the historical revenues and expenses of Ashford Park for the period presented, as described in note 3. The third column, entitled "PAC REIT pro forma" presents the pro forma results of operations of the Company for the year ended December 31, 2016, excluding Ashford Park.

The results presented on the Unaudited Pro Forma Consolidated Statement of Operations assume the sale of Ashford Park closed on January 1, 2016 and presents pro forma operating results for the Company for the year ended December 31, 2016. These Unaudited Pro Forma Financial Statements should not be considered indicative of future results.

2.      Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

(A)     The Company removed the net carrying values of the disposed Ashford Park assets and liabilities, as shown in the following table.

Ashford Park multifamily community
Land	$10,600,000
Buildings and improvements	24,055,463
Furniture, fixtures and equipment	4,230,928
Accumulated depreciation	(6,758,554)
Restricted cash	725,107
Tenant receivables and other assets	270,991
Mortgage defeasance	(32,030,575)
Deferred loan costs	245,617
Accounts payable and accrued expenses	(170,797)
Accrued interest payable	(91,846)
Security deposits and other liabilities	(139,801)

Net assets disposed	$936,533

(B)    The pro forma adjustment to cash was calculated as follows:

Net proceeds from purchaser	$31,328,806
less:
Cash balances transferred to purchaser	(64,280)
Pro forma disposition fee paid to Manager	(655,000)

Net cash adjustment	$30,609,526

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

(C)     The adjustment to cash and accumulated deficit includes (i) a pro forma disposition fee that would be due to Preferred Apartment Advisors, LLC, or the Manager, of 1% of the purchase price of Ashford Park and (ii) is net of a mortgage defeasance fee of $1,142,907 and other charges paid to relieve the Company of the mortgage obligation on Ashford Park. This adjustment is not reflected in the Unaudited Pro Forma Consolidated Statement of Operations as the effect of the transaction is nonrecurring.

3.     Adjustments to Unaudited Pro Forma Consolidated Statement of Operations

The adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2016 are as follows:

(AA)    These pro forma adjustments remove the actual historical revenues and expenses recorded from the operations of Ashford Park for the year ended December 31, 2016.

(BB)      Outstanding Class A Units of the Operating Partnership become entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 3.30% for the year ended December 31, 2016. These adjustments reflect the pro-rata adjustment to the amount of net loss attributable to the non-controlling interests.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: March 13, 2017	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary